POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Tang and James L. Rawlings, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements with respect to the resale of shares of common stock of Millennium Cell Inc. (the "Company") issuable (i) as part of the private placement made on January 16, 2004 and pursuant to the Securities Purchase Agreement between the Company and Mainfield Enterprises, Inc. ("Mainfield") (the "Purchase Agreement"), and
(ii) underlying the Unsecured Convertible Debentures of the Company to be issued to Mainfield pursuant to the Purchase Agreement, under the terms set forth in the registration statement(s) and any and all amendments (including post-effective amendments and amendments pursuant to Rule 462 under the Securities Act) to such registration statement(s), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  SIGNATURE                                      TITLE             DATE

  /s/ G. Chris Andersen                      Director          February 4, 2004
  -----------------------------------
  G. Chris Andersen

  /s/ Kenneth R. Baker                       Director          February 4, 2004
  -----------------------------------
  Kenneth R. Baker

  /s/ Alexander MacLachlan                   Director          February 4, 2004
  -----------------------------------
  Alexander MacLachlan

  /s/ Zoltan Merszei                         Director          February 4, 2004
  -----------------------------------
  Zoltan Merszei

  /s/ H. David Ramm                          Director          February 4, 2004
  -----------------------------------
  H. David Ramm

  /s/ James L. Rawlings                      Director          February 4, 2004
  -----------------------------------
  James L. Rawlings

  /s/ Richard L. Sandor                      Director          February 4, 2004
  -----------------------------------
  Richard L. Sandor

  /s/ Stephen S. Tang                        Director          February 4, 2004
  -----------------------------------
  Stephen S. Tang

  /s/ John R. Wallace                        Director          February 4, 2004
  -----------------------------------
  John R. Wallace